   As filed with the Securities and Exchange Commission on August 29, 1995
                  Registration Statement No. 33 - ________

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


           PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY OF AMERICA
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Tennessee                                     62-1321664
- --------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. employer identification no.)
incorporation or organization)


1 Fountain Square, Chattanooga, Tennessee                  37402
- --------------------------------------------------------------------------------
(Address of principal executive offices)                  Zip Code


                 PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY
                 ---------------------------------------------
                      EMPLOYEE STOCK PURCHASE PLAN OF 1995
                      ------------------------------------
                              (Full title of plan)

                                 Susan N. Roth
                              Corporate Secretary
            Provident Life and Accident Insurance Company of America
                               1 Fountain Square
                        Chattanooga, Tennessee  37402
                    ---------------------------------------
                    (Name and address of agent for service)

                               (615) 755-1011
        -------------------------------------------------------------
        (Telephone number, including area code, of agent for service)


   The Commissioner is requested to send copies of all communications to:

                                F. Dean Copeland
                                 Alston & Bird
                One Atlantic Center, 1201 West Peachtree Street
                          Atlanta, Georgia  30309-3424

                -----------------------------------------------

                        CALCULATION OF REGISTRATION FEE
                                (See Next Page)

                -----------------------------------------------

(continued from previous page)



                          CALCULATION OF REGISTRATION FEE
=============================================================================
                                Proposed          Proposed
Title of                        maximum           maximum
securities      Amount          offering          aggregate     Amount of
to be           to be           price             offering      registration
registered (1)  registered      per share (2)     price (2)     fee (2)
- --------------  ----------      -------------     ---------     ------------
Class B         1,000,000       $23.8125          $23,812,500   $8,211.21
Common Stock,
par value
$1.00
=============================================================================


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registrant Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of Class B Common Stock of the Registrant on August 15, 1995.

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.


             The following documents previously filed by Provident Life and Accident Insurance Company of America ("the Registrant") with the Securities and Exchange Commission are hereby incorporated by reference into this Registration Statement:

             (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994;

             (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1994; and

             (c) The description of the Registrant's Class B Common Stock, par value $1.00 per share, found under Item 11 of the Registrant's registration statement on Form 10 filed on July 8, 1991 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

             All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.      Description of Securities.

             Inapplicable.

Item 5.      Interests of Named Experts and Counsel.

             Glenn P. Felton, Vice-President and Managing Corporate Counsel of the Registrant renders an opinion regarding the legality of the shares being registered pursuant to this Registration Statement. As of August 15, 1995, Mr. Felton owned 413.07 shares of Class B Common Stock of the Registrant. He also owns options exercisable for an additional 11,125 shares of Class B Common Stock of the Registrant. Of the options 562 are currently exercisable, and an additional 563 will be exercisable if the stock price reaches the performance requirement of $40.00 per share. As of February 14, 1996, 1,500 options will be exercisable, although only one-half of these options may be exercised until the stock price reaches the performance requirement of $33.16 per share. An additional 8,500 options are exercisable on March 2, 1996, although only one-half of these options will be exercisable until the stock price reaches the performance requirement of $30.70.

Item 6.      Indemnification of Directors and Officers.

             Section 48-18-502 of the Tennessee Business Corporation Act provides that a Tennessee corporation has the authority to indemnify its directors and officers under certain circumstances. Subsection (a) of Section 48-18-502 provides generally that a corporation may indemnify a director made a party to a proceeding because he was or is a director against liability incurred in the proceeding if he conducted himself in good faith and reasonably believed that his conduct was in the best interest of the corporation in the case of conduct in his official capacity, or, in all other cases, was at least not opposed to the best interest of the corporation, and, in the case of a criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful. Subsection (d) provides that a corporation may not indemnify a director in connection with a proceeding by or on behalf of the corporation in which the director was adjudged liable to the corporation or in connection with any proceeding in which he was adjudged liable on the basis that improper personal benefit was received by him.

       Section 48-18-503 of the Tennessee Business Corporation Act provides that a corporation must indemnify a director who is successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director against reasonable expenses incurred by him in connection with the proceeding.

       Section 48-15-507(1) of the Tennessee Business Corporation Act provides that, unless its charter provides otherwise, a corporation must indemnify an officer of the corporation to the same extent a director would be indemnified under the circumstances set forth in Section 48-18-503. In addition, Section 48-18-507(2) provides that, unless its charter provides otherwise, a corporation may indemnify an officer to the full extent that a director may be indemnified pursuant to Section 48-18-502.

       Section 48-18-508 of the Tennessee Business Corporation Act provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation against the liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have the power to indemnify him against the same liability under Sections 48-18-502 or 48-18-503.

       Section 48-12-102(b)(3) of the Tennessee Business Corporation Act permits Tennessee corporations to eliminate or limit the personal liability of directors under certain circumstances by means of an amendment to the charter approved by shareholders. Section 48-12-102(b)(3) is an enabling provision only, and therefore any limitation on the liability of directors occurs pursuant to the provisions of the Registrant's Charter.

       Article 7 of the Registrant's Charter provides that a director of the Company shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability for (i) any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) paying a distribution in violation of Section 48-18-304 of the Tennessee Business Corporation Act. Under the terms of Article 7, if the Tennessee Business Corporation Act is amended to further eliminate or limit the liability of a director, then the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended.

       Article 7 protects the Registrant's directors against personal liability from breaches of their duty of care. Under Tennessee law, it could be determined that directors would be liable for negligence in the performance of their duty of care. Article 7 absolves directors of liability for negligence in the performance of their duties, including gross negligence. Directors remain liable for breaches of their duty of loyalty to the Registrant and its shareholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Article 7 does not absolve directors of liability under Section 48-18-304 of the Tennessee Business Corporation Act, which makes directors personally liable for unlawful distributions.

       While Article 7 provides directors with protection from awards of monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, Article 7 has no effect on the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care, although the unavailability of a damage remedy in many circumstances may inhibit shareholder derivative suits claiming a breach of the duty of care. In addition, Article 7 does not apply to claims against a director arising out of such individual's role as an officer or in any capacity other than that of a director or to such individual's responsibilities under any other law. In this regard, Article 7 does not limit a director's liability under the Federal Securities Laws for violations thereof.

       Article VI of the Registrant's By-Laws provides that each director and officer of the Registrant shall be indemnified by the Registrant against reasonable expenses actually and necessarily incurred by him or her and actual losses sustained by him or her in connection with any action, suit or proceeding in which he or she is made a party or threatened to be made a party by reason of his or her having been a director or officer of the Registrant or any other company that the director or officer is serving at the request of the Registrant and in which the Registrant is a stockholder, creditor or is otherwise interested. Such indemnification is to be to the fullest extent authorized or permitted by the Tennessee Business Corporation Act now or as it may be amended from time to time. The right of indemnification provided for by
Article VI of the Registrant's By-Laws is not exclusive of any other rights to which he or she may be entitled under any statute, by-law, agreement, vote of stockholders or otherwise. For the purposes of Article VI of the Registrant's By-Laws, the term "officer" includes persons holding the title of assistant vice president and all higher corporate titles.

       The Registrant maintains Directors and Officers liability insurance with various insurance providers in the aggregate amount of $33,000,000.

Item 7.      Exemption from Registration Claimed.

             Inapplicable.

Item 8.      Exhibits.


Exhibit            Description
- -------            -----------

4.1 Charter of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's registration statement on Form 10 as filed with the Securities and Exchange Commission on July 8, 1991 under the Exchange Act).

4.2 Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant's registration statement on Form 10 as filed with the Securities and Exchange Commission on July 8, 1991 under the Exchange Act).

5 Opinion of Glenn P. Felton regarding legality of shares being registered.

15           Letter re  unaudited interim financial information

23.1         Consent of Independent Auditors.

23.2         Consent of Glenn P. Felton (contained in opinion filed as Exhibit
             5).

24           Powers of Attorney executed by directors of the Registrant.

Item 9.      Undertakings.


(a)    The undersigned registrant hereby undertakes:


             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 of Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to

Section 13(a) or 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, Provident Life and Accident Insurance Company of America certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on the 2nd day of August, 1995.



                                  PROVIDENT LIFE AND ACCIDENT
                                  INSURANCE COMPANY OF AMERICA




                                  By:  /s/J. Harold Chandler
                                     ---------------------------------------
                                       J. Harold Chandler
                                       President and Chief Executive Officer



                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



Signature                         Title                                      Date
- ---------                         -----                                      ----
 /s/J. Harold Chandler            President, Chief Executive                 August 2, 1995
- -----------------------------     Officer (Principal Executive
    J. Harold Chandler            Officer) and Director


/s/Thomas R. Watjen               Executive Vice President                   August 2, 1995
- ----------------------------      and Chief Financial
   Thomas R. Watjen               Officer (Principal Financial
                                  Officer)


/s/Ralph A. Rogers, Jr.           Vice President and                         August 2, 1995
- -----------------------------     Ralph A. Rogers, Jr.
   Ralph A. Rogers, Jr.           Principal Accounting
                                  Officer



/s/William L. Armstrong*                           Director                  August 2, 1995
- ---------------------------------------------
William L. Armstrong


/s/Charlotte M. Heffner*                           Director                  August 2, 1995
- ---------------------------------------------
Charlotte M. Heffner


/s/ Hugh B. Jacks*                                 Director                  August 2, 1995
- ---------------------------------------------
Hugh B. Jacks


/s/William B. Johnson*                             Director                  August 2, 1995
- ---------------------------------------------
William B. Johnson


/s/Hugh O. Maclellan, Jr.*                         Director                  August 1, 1995
- -----------------------------------------------
Hugh O. Maclellan, Jr.


/s/A. S. "Pat" MacMillan*                          Director                  August 2, 1995
- ----------------------------------------------
A. S. "Pat" MacMillan


/s/C. William Pollard*                             Director                  August 2, 1995
- -------------------------------------------------
C. William Pollard


/s/Scott L. Probasco, Jr.*                         Director                  August 2, 1995
- ------------------------------------------------
Scott L. Probasco, Jr.


/s/Steve S. Reinemund*                             Director                  August 2, 1995
- ----------------------------------------------
Steven S. Reinemund



/s/Burton E. Sorensen*                             Director                  August 2, 1995
- -----------------------------------------------
Burton E. Sorensen


Pursuant to the requirement of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on August 2, 1995.



                                  Provident Life And Accident Insurance Company Employee Stock Purchase Plan of 1995



                                  By:  /s/Hugh B. Jacks
                                       --------------------------------
                                       Hugh B. Jacks
                                       Chairman, Compensation Committee

                                 EXHIBIT INDEX



Exhibit                                    Description                               Page No.
- -------                                    -----------                               --------
4.1                       Charter of the Registrant, as amended.                        5



4.2                       Bylaws of the Registrant, as amended.                         5



5                         Opinion of Glenn P. Felton regarding                         13
                          legality of shares being registered.


15                        Letter  re  unaudited interim financial information          16


23.1                      Consent of Independent Auditors.                             18



23.2                      Consent of Glenn P. Felton (contained
                          in opinion filed as Exhibit 5).



24                        Powers of Attorney executed by the                           21
                          directors of the Registrant.
